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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): June 2, 2003 (May 31, 2003)

                                 PSB GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Michigan                  (TO BE ASSIGNED)           42-1591104
(State or other jurisdiction     (Commission File No.)       (IRS Employer
      of incorporation)                                     Identification No.)


           1800 East Twelve Mile Road, Madison Heights, Michigan 48071
             (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (248) 548-2900

                                 Not Applicable
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

         On April 22, 2003, shareholders of Peoples State Bank (the "Bank") approved a Consolidation Agreement ("Agreement") pursuant to which PSB Interim Bank (the "Interim Bank"), a wholly owned subsidiary of PSB Group, Inc. (the "Company"), was consolidated with and into the Bank under the Charter of the Bank on May 31, 2003. The Interim Bank was organized solely for the purpose of the transaction. Effective May 31, 2003, as a result of the consolidation, the Company acquired all of the outstanding shares of capital stock of the Bank, thereby becoming a one-bank holding company. Under the terms of the Agreement, each one of the outstanding common shares of the Bank will be exchanged for three shares of the Company so that, subject to the exercise of dissenters' rights, each existing shareholder of the Bank becomes a shareholder of the Company.

         Shares of the Bank were registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Bank is subject to the informational requirements of the Exchange Act and in accordance therewith has filed periodic and other reports with the Federal Deposit Insurance Corporation (the "FDIC"). Such reports and other information filed by the Bank with the FDIC may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Accounting and Securities Disclosure Section of the Federal Deposit Insurance Corporation, 550 17th Street, N.W., Room F-6043, Washington, D.C. 20429 or calling 202-898-8913 or by FAX at 202-898-8712.

         As a result of the transaction described above, the common shares of the Company are deemed registered under Section 12(g) of the Exchange Act and, as the successor issuer to the Bank, the Company will be subject to the informational requirements of the Exchange Act.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  Exhibit 2 Consolidation Agreement, dated as of February 28, 2003, among PSB Interim Bank, Peoples State Bank and PSB Group, Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PSB GROUP, INC.


Dated: June 2, 2003               By:     /s/ Robert L. Cole
                                       -----------------------------------------
                                           Robert L. Cole
                                           President and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

         2 Consolidation Agreement, dated as of February 28, 2003, among PSB Interim Bank, Peoples State Bank and PSB Group, Inc.






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